SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VALUERICH, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2102385
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1804 N. Dixie Highway, Suite A
West Palm Beach, Florida 33407
(561) 832-8878

 (address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-135511

Securities to be registered pursuant to Section 12(b) of this Act:      None

Securities to be registered pursuant to Section 12(g) of the Act:      Common Stock, $.01 Par Value

ITEM 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder found under the heading “Description of Securities - Our Common Stock in the Prospectus included within the Company’s Registration Statement on Form SB-2 (File Number 333-135511), as amended, is hereby incorporated by reference herein.

ITEM 2. Exhibits.

A.
Certificate of Incorporation (filed as Exhibit 3.01 to the Company’s Registration Statement on Form SB-2 (File No. 333-135511), as amended (the “Registration Statement”), and incorporated herein by reference).

B.	Amendment to Certificate of Incorporation (filed as Exhibit 3.02 to the Company’s Registration Statement on Form SB-2 and incorporated herein by reference).
C.	By-Laws (filed as Exhibit 3.03 to the Company’s Registration Statement on Form SB-2 and incorporated herein by reference).
D.	Form of Common Stock Certificate (filed as Exhibit 4.01 to the Company’s Registration Statement and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2007

VALUERICH, INC.

By:	/s/ Joseph Visconti
Joseph Visconti
Chairman, President and Chief Executive Officer (Principal executive officer and principal financial officer)